Exhibit 99.2

[Frisby Technologies, Inc. Logo]

FRISBY TECHNOLOGIES, INC. FILES VOLUNTARY PETITION FOR CHAPTER 11 REORGANIZATION

WINSTON-SALEM, N.C., JANUARY 16, 2003 – FRISBY TECHNOLOGIES, INC. (OTCBB:FRIZ.OB), announced that today it has filed a voluntary petition for Chapter 11 reorganization with the U.S. Bankruptcy Court for the Middle District of North Carolina.

In connection with the company’s Chapter 11 filing, the Company further announced that it has reached agreement with its secured creditor group to provide debtor-in-possession (DIP) financing. Upon court approval, the new funding will be available immediately on an interim basis to supplement the Company’s existing capital and help the company fulfill obligations associated with operating its business, including its payroll and employee-related expenses, and payments to suppliers and service providers for goods and services provided after today’s filing.

In conjunction with today’s petition for Chapter 11 reorganization, the Company will ask the Bankruptcy Court to consider a variety of “first day motions” to support its employees, suppliers, customers and other constituents. These include motions seeking court permission to continue payments for employee payroll and health benefits; obtain interim financing authority and use of cash collateral; and retain legal, financial and other professionals to support the company’s reorganization actions.

According to Mark Gillis, the Company’s recently appointed Chief Restructuring Officer, “Today’s action was a necessary first step in the process to reorganize the business and maximize value for all of the Company’s creditors. We are grateful to the secured lenders for providing the DIP financing that will enable the Company to continue to conduct business as usual as we carefully explore our strategic alternatives and develop a reorganization plan that is satisfactory to all parties with an interest in this case.”

Duncan R. Russell, President and Chief Operating Officer, added, “It is important for our customers, licensees and global business partners to know that today’s action was made in order to ensure that they continue to be able to order and we will still be able to supply the full range of COMFORTEMP® branded products, including our fabrics and nonwovens. It is our intention to do everything possible to preserve the value of our brand, retain our leadership status in the temperature-balancing materials market and emerge from bankruptcy as a stronger company.”

The Company’s principal legal advisor with regard to the Chapter 11 filing and related matters is Ivey, McClellan, Gatton, & Talcott LLP of Greensboro, NC.

Frisby Technologies Inc. is a global leader in the development of temperature balancing materials for the apparel, footwear, sporting goods, and home furnishings industries. For more information contact Frisby Technologies, Inc. at 877-444-COMFORT or visit www.comfortemp.com.

Certain statements in this release are forward-looking in nature and relate to the company’s plans, objectives, estimates and goals. Words such as “expects,” “anticipates,” “intends,” “plans,” “projects,” “forecasts,” “believes,” and “estimates,” and variations of such words and similar expressions, identify such forward-looking statements. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this report. The statements are based on current expectations, are inherently uncertain, are subject to risks and uncertainties and should be viewed with caution. Actual results and experience may differ materially from those expressed or implied by the forward-looking statements as a result of many factors, including, without limitation, those set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Additional Business Risks” in the company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002 and under “Risk Factors” in the company’s Registration Statement on Form S-3/A filed with the Securities and Exchange Commission on May 30, 2002. The company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.